UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2006
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

400 W. Illinois, Suite 800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 28, 2006, Basic Energy Services, Inc. (“Basic”) entered into an amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement originally dated October 3, 2003 (the “Credit Facility”), with UBS AG, Stamford Branch, as administrative agent for the lenders party thereto. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Amendment makes certain changes to the Credit Agreement, including:
(1) providing that the revolving commitments under the Credit Facility will not be reduced in the event mandatory payments of revolving loans are made with respect to permitted unsecured indebtedness and certain equity issuances;
(2) increasing the letter of credit commitment under the revolving portion of the Credit Facility from $20 million to $30 million;
(3) removing the covenant requiring interest rate protection if all of the term loan portion of the Credit Facility is discharged or paid;
(4) increasing the amount of deposits permitted in connection with certain liens in the ordinary course of business to $10 million;
(5) removing the covenant limiting payments on earn-out obligations;
(6) limiting the amount of dividends paid by Basic to the lesser of (i) 50% of consolidated net income minus the aggregate amount of all other dividends paid after the effective date of the Credit Agreement, or (ii) $10 million;
(7) removing the covenant prohibiting Basic from incurring lease obligations in excess of $5 million; and
(8) increasing from $1 million to $10 million the exception to the event of default provision of the Credit Agreement relating to failure to make payments on other indebtedness.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     The information contained in Item 1.01 is incorporated herein by reference.
Item 8.01 Other Events.
     On March 29, 2006, Basic issued a press release announcing the commencement of a private placement of $200,000,000 of senior notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated March 28, 2006, by and among Basic Energy Services, Inc., the subsidiary guarantors party thereto, and UBS Loan Finance LLC, Bank of America, N.A., Hibernia National Bank, BNP Paribas, UBS AG, Stamford Branch, as administrative agent, and the lenders party thereto.

99.1	Basic Energy Services, Inc. press release dated March 29, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: April 3, 2006	By:	/s/ Alan Krenek
Alan Krenek
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated March 28, 2006, by and among Basic Energy Services, Inc., the subsidiary guarantors party thereto, and UBS Loan Finance LLC, Bank of America, N.A., Hibernia National Bank, BNP Paribas, UBS AG, Stamford Branch, as administrative agent, and the lenders party thereto

99.1	Basic Energy Services, Inc. press release dated March 29, 2006.